VOTING AGREEMENT


This  Voting  Agreement (the "Agreement")  is  entered  into effective as of
the 9th day of November, 2004, by and among Gavella Corp., a Delaware corporation ("Gavella"), Bartram Holdings, Inc., a Delaware corporation ("Bartram") and Harry J. Santoro ("Shareholder"):

Shareholder and Gavella desire to enter into this Voting Agreement to provide that upon the closing of Gavella's sale of 31,500,000, post-split shares of its common stock to Direct Capital Investments, Ltd. ("DCI"), Shareholder will vote all of the shares of stock of Bartram now owned or hereafter  acquired by Shareholder (the "Shares")  to  elect nominees of Gavella to Bartram's board of directors proportionate to Gavella's ownership of Bartram's outstanding stock.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.     Election of Directors.

                (a) Shareholder agrees to vote all Shares in each and every election or nomination of the Board of Directors of Bartram to elect nominees of Gavella to Bartram's board of directors proportionate to Gavella's ownership of Bartram's outstanding stock at the time of such election or nomination. Shareholder shall not, directly or indirectly, sell, exchange, pledge, transfer, gift, grant an irrevocable proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in (hereinafter referred to as "Transfer"), any Shares or any interest therein or any certificates representing any Shares, directly or indirectly, nor shall such Shareholder attempt to do so, without first obtaining the agreement of such transferee to vote the Transferred Shares in accordance with the terms of this Agreement. Bartram shall send any such agreement to DCI promptly upon the receipt thereof.


(b) Bartram agrees to take all actions required to ensure that the rights given to Gavella hereunder are effective and that it enjoys the benefits thereof. Bartram will at all times in good faith assist in the carrying out of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Gavella hereunder against impairment. Bartram shall not (i) transfer on its share register any Shares which shall have been purportedly Transferred if such Transfer would be in violation of this Agreement or (ii) accord the right to vote to any purported Transferee to whom such Shares shall have been so Transferred in violation of this Agreement.

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

(c) Provided, however, nothing in this Agreement shall prevent Bartram from issuing for consideration new shares, including shares which may be issued pursuant to an employee stock plan, and all such shares shall not be subject to this Agreement.

 2. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall commence on the date hereof and terminate 3 years after the date hereof.

3. Notices. All notices, requests, consents, and demands shall be in writing and shall be deemed to have been sufficiently given if sent, postage prepaid, by registered or certified mail, return receipt requested, by express delivery or by personal delivery to Shareholder at 215 W.
Main St. Maple Shade, NJ 08052 ; and to Gavella at 230
Norman Avenue, Brooklyn, NY  11222.

 4. Specific Performance. In addition to monetary damages and any other rights and remedies available at law or equity which Gavella may have, Gavella shall have the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement. The Shareholder acknowledges that Gavella and its affiliates will suffer immediate, irreparable harm upon a breach or threatened breach of any provision of this Agreement and Gavella and its affiliates shall be entitled, in addition to any and all other remedies, to an injunction issued by a court of competent jurisdiction restraining the aforesaid violations of the Shareholder without the necessity of posting a bond. The Shareholder further agrees that money damages alone would be inadequate to compensate Gavella and would be an inadequate remedy for such breach. Such rights and remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which Gavella may have under this Agreement or at law.

 5. Entire Agreement: Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein. This Agreement may only be amended if agreed to in writing by Gavella, and the Shareholder.

6. Transferees and Assignment. This Agreement and the rights and obligations of the parties shall inure to the benefit of, and be binding upon, successors and assigns of Gavella and DCI. The obligations of the Shareholder hereunder shall bind any transferee of the Shares.

 7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New Jersey without giving effect to its conflict of laws provisions.

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  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as
of the date first set forth above.

GAVELLA CORP.


/s/ Harry Santoro
By: Harry Santoro, President


BARTRAM HOLDINGS, INC.


/s/ Harry Santoro
By: Harry Santoro, President



AGREED TO AND ACCEPTED
DIRECT CAPITAL INVESTMENTS, LTD.


/s/ Micha Vigerhouse
By: Micha Vigerhouse


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